UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

MSCI Inc. (the “Company”) held its annual meeting of stockholders on May 1, 2013 (the “Annual Meeting”), in New York, New York. The issued and outstanding shares of the Company’s common stock, $0.01 par value per share, entitled to vote at the Annual Meeting consisted of 120,654,101 shares, each share being entitled to one vote. The following is a summary of the voting results for each matter presented to the shareholders:

(a)	Proposal 1 - Election of members of the Company’s Board of Directors

Director	For	Against	Abstain	Broker Non-Vote
Benjamin F. duPont	103,285,972	6,856,277	13,614	2,338,252
Henry A. Fernandez	96,517,110	1,607,063	12,031,690	2,338,252
Alice W. Handy	110,101,869	40,380	13,614	2,338,252
Catherine R. Kinney	109,993,234	149,015	13,614	2,338,252
Linda H. Riefler	103,224,504	6,915,058	16,301	2,338,252
George W. Siguler	110,114,602	27,648	13,613	2,338,252
Patrick Tierney	110,096,924	45,384	13,555	2,338,252
Rodolphe M. Vallee	110,009,694	132,156	14,013	2,338,252

With respect to the foregoing Proposal 1, all of the directors were elected and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

(b)	Proposal 2 – Approval, by non-binding vote, of the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
94,245,808	8,917,421	6,992,634	2,338,252

The foregoing proposal 2 was approved.

(c)	Proposal 3 – Ratification of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2013.

For	Against	Abstain
112,194,163	271,208	28,744

The foregoing proposal 3 was ratified.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: May 3, 2013	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman, Chief Executive Officer and President